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                                                                EX-99.(g)(1)(i)

                                   Exhibit A

                             DELEGATION AGREEMENT
                           WELLS FARGO MASTER TRUST

                    Portfolios of Wells Fargo Master Trust

                      Diversified Fixed Income Portfolio
                          Diversified Stock Portfolio
                         International Core Portfolio
                        International Growth Portfolio
                         International Index Portfolio
                         International Value Portfolio
                         Strategic Small Cap Portfolio

Most recent annual approval by the Board of Trustees: March 31, 2006 Exhibit A amended: November 8, 2006